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Exhibit 3.43

ARTICLES OF INCORPORATION
OF
NATIONAL WIRE SPECIALTIES CORP.

ARTICLE I.

        The name of the Corporation shall be:

NATIONAL WIRE SPECIALTIES CORP.

ARTICLE II.

        The principal office of the corporation shall be located at 845 South Jason Street, Denver 23, Colorado. The name and address of its registered agent is Richard H. Shaw, 560 Denver Club Building, Denver 2, Colorado; registered office is at address of said registered agent.

ARTICLE III.

        The corporation shall have perpetual existence.

ARTICLE IV.

        The nature and business of the corporation and the objects and purposes for which the corporation is organized, and which are to be transacted, promoted and carried on by it are:

        1.     To carry on in all its phases the general business of wire products manufacturing and general manufacturing having to do with the use of steel, copper, and any and all other kinds of metals; to conduct a general manufacturing business, including the production, purchase, sale, resale, processing, fabricating, manufacturing and selling wholesale and retail to any person or persons, companies, corporations, partnerships, and the general public, of finished goods and products made from steel wire, copper and any and all other kinds of metals, including but not limited to, wire garment hangers, nuts, bolts, washers, pins, devices for electronic uses, and any and all kinds of articles of and specialties made from steel wire or other forms of metals, together with all products and by-products of such goods. To conduct a general manufacturing business, utilizing any or all modes of transportation; to operate a general manufacturing business out of any one or more wholesale or retail outlets or dock distribution points, and to own, lease and operate any one or more manufacturing, fabricating, processing and finishing plant or plants within or without the State of Colorado.

        2.     To buy, lease, contract for, or otherwise acquire and to own, hold, maintain, equip, manage, improve, develop, mortgage and deal in and with, and to sell, lease, exchange, transfer, convey, and otherwise dispose of any and all real and personal property, concessions, grants, patents, franchises, easements and rights of way without limit as to amount or value, wherever situated within or without the State of Colorado.

        3.     To buy, lease, hire, contract for, invest in, and otherwise acquire any property, real or personal, which it may deem desirable for the purposes of its business, for cash or otherwise, and to issue its stocks, bonds, notes, debentures or other securities or evidence of indebtedness or obligations in payment therefore.

        4.     To execute and deliver general or special powers of attorney to individuals, firms, corporations, companies, associations, partnerships, trusts and organizations in the United States, or any other country, and to revoke the same as the Board of Directors may determine. And also, to designate and appoint agents or factors at any place within or without the State of Colorado and the United States, and to revoke such designation or appointment as the Board of Directors shall determine.

        5.     Nothing contained in these Articles of Incorporation shall in anywise be interpreted as diminishing the general powers granted to this corporation under the provisions of the Colorado Corporation Act, as found in Chapter 32 of the Session Laws of Colorado, Second Regular Session, 1958 (Chapter 31, Title 27, Section 1, et seq., Colorado Revised Statutes (1953) as amended.

ARTICLE V.

        The aggregate number of shares which the corporation shall have authority to issue shall be 48,000 shares. With a par value of $1.00 per share, such shares to consist of common stock only. Each share shall be entitled to one vote and shall be considered to be fully paid and nonassessable upon issuance by the corporation. Such shares of common stock may be issued from time to time for such consideration in cash, property, services, or otherwise, as the Board of Directors may determine. The private property of the stockholders of the corporation shall not be subject to the payment of the corporation debts to any extent whatsoever.

ARTICLE VI.

        The affairs of the corporation shall be governed by a Board of Directors and the members of the governing Board shall be known as Directors. The names and addresses of the Directors who shall serve until their successors are elected and qualified are:

Name	Post Office Address
Richard H. Shaw	1050 Humboldt Street, Denver 18, Colorado
Clayton D. Knowles	929 Marion Street, Denver 18, Colorado
Rodney O. McWhinney	85 Ogden Street, Denver 18, Colorado

        The number of Directors which shall constitute the whole Board of Directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws, but in no case shall the number be less than three. The number constituting the initial Board of Directors of this company shall be three. Vacancies in the Board of Directors, whether created by an increase in the number of Directors or otherwise, shall be filled in the manner provided in the By-Laws.

ARTICLE VII.

        In furtherance and not in limitation of the powers conferred by statute, and in addition to the powers which may be conferred by the By-Laws, the Board of Directors of the corporation shall have the following powers:

        1.     To make, alter and amend the By-Laws of the corporation, but any by-law so made, altered or amended by the Board of Directors may be altered, amended or repealed by the stockholders.

        2.     From time to time to fix and determine and to vary the amount of the working capital of the corporation, to direct and determine the use and disposition thereof, to set apart, out of any funds of the corporation available for dividends, a reserve or reserves for any proper purposes, and to abolish any such reserve in the manner in which it was created.

        3.     To designate by resolution or resolutions passed by a majority of the whole Board one or more committees, each committee to consist of two or more directors of the corporation, which, to the extent provided in said resolution or resolutions or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of

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the corporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.

ARTICLE VIII.

        The stockholders and the Board of Directors may if the By-Laws so provide, hold their meetings, have an office or offices and keep the books of the corporation (except such as are required by the laws of the State of Colorado to be kept in Colorado) within or without the State of Colorado at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE IX.

        The corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as otherwise expressly provided by the statutes of the State of Colorado.

ARTICLE X.

        The name and post office address of each of the incorporators signing these Articles of Incorporation is as follows:

Name	Post Office Address
Richard H. Shaw	1050 Humboldt Street, Denver 18, Colorado
Clayton D. Knowles	929 Marion Street, Denver 18, Colorado
Rodney O. McWhinney	85 Ogden Street, Denver 18, Colorado

ARTICLE XI.

        The corporation reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation, or any amendment thereof, in the manner now or hereafter prescribed by the laws of the State of Colorado, and all rights conferred upon the stockholders of the corporation are granted subject to this reservation.

        WE, THE UNDERSIGNED, being each of the original incorporators hereinbefore named, for the purposes of forming a corporation to do business both within and without the State of Colorado, and in pursuance of the Corporation Laws of the State of Colorado, and the acts amendatory thereof and supplemental thereto, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true.

        IN WITNESS WHEREOF, We accordingly have hereunto set our hands and seals this 1st day of July, A. D. 1959.

/s/ RICHARD H. SHAW	(SEAL)
/s/ CLAYTON D. KNOWLES	(SEAL)
/s/ RODNEY O. MCWHINNEY	(SEAL)

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ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
OF
NATIONAL WIRE SPECIALTIES CORP.

        Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        FIRST: The name of the corporation is National Wire Specialties Corp.

        SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on May 15, 1961, in the manner prescribed by the Colorado Corporation Act. The first sentence of Article V is amended to read as follows:

  "Aggregate number of shares which the corporation shall have authority to issue shall be 200,000 shares, with a par value of $.8635 per share, such shares consist of common stock only."

        THIRD: The number of shares of the corporation outstanding at the time of such adoption was 25,000 and the number of shares entitled to vote thereon was 25,000.

        FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

        None.

        FIFTH: The number of shares voted for such amendment was 25,000; and the number of shares voted against such amendment was none.

        SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

        None.

        SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

        No change.

        EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

        Stated capital is reduced by a reduction in par value from $1.00 per share to $.8635 per share.

        The amount of stated capital is reduced from $25,000.00 to $21,587.50, a decrease of $3,412.50.

        Dated May 15th, 1961.

NATIONAL WIRE SPECIALTIES CORP.
By:	/s/ PETER NEIDECKER Its President
and	/s/ DORA NEIDECKER Its Secretary

ARTICLES OF AMENDMENT
OF
NATIONAL WIRE SPECIALTIES CORP.

        Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        FIRST: The name of the corporation is (note 1) National Wire Specialties Corp.

        SECOND: The following amendment was adopted by the shareholders of the corporation on July 1, 1982, in the manner prescribed by the Colorado Corporation Act.

  The Articles of Incorporation of this Corporation is amended by deletion in full of the First Article and insertion of the following in its stead:

    "First: The name of the Corporation is National Wire & Stamping, Inc."

        THIRD: The number of shares of the corporation outstanding at the time of such adoption was 68,056 and the number of shares entitled to vote thereon was 68,056.

        FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

CLASS	(Note 1)	NUMBER OF SHARES
Common		68,056

        FIFTH: The number of shares voted for such amendment was 68,056; and the number of shares voted against such amendment was -0-.

        SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

		NUMBER OF SHARES
CLASS	(Note 1)	For	Against
Common		68,056	-0-

        SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None.

(Note 2)

        EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: None.

(Note 2)

NATIONAL WIRE SPECIALTIES CORP. (Note 3)
By:	/s/ PETER NEIDECKER Its President (Note 4)
and	/s/ JESS D. OHARMAN Its Secretary (Note 4)

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ARTICLES OF INCORPORATION OF NATIONAL WIRE SPECIALTIES CORP.